Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

On October 21, 2020, Tengasco, Inc. (“TGC”) and Riley Exploration - Permian, LLC (“REP”) entered into the merger agreement, pursuant to which a newly-formed wholly-owned subsidiary of TGC, Antman Sub, LLC (“Merger Sub”), would merge with and into REP (the “merger”) on the terms and subject to the conditions of the merger agreement, with REP continuing as the surviving entity in the merger and as a wholly-owned subsidiary of TGC. On February 26, 2021 (effective date of the merger), each REP common unit issued and outstanding immediately prior to the effective date (other than excluded units) was cancelled and converted into the right to receive 97.796467 shares of TGC common stock. Also, on February 26, 2021 the Company effected a 1 for 12 reverse stock split.

The following unaudited pro forma condensed consolidated and combined financial information is based on the historical consolidated financial statements of REP and TGC, adjusted to reflect the merger of REP and TGC, which is accounted for as an acquisition of TGC by REP. Transaction details related to the merger, reclassification adjustments and other pro forma adjustments have been described below and within the notes to the unaudited pro forma condensed consolidated and combined financial statements.

The unaudited pro forma condensed consolidated and combined balance sheet gives effect to these transactions and related adjustments as if they had occurred on December 31, 2020. The unaudited pro forma condensed consolidated and combined statements of operations combine the results of operations of REP’s fiscal year ended September 30, 2020 and TGC’s results of operations for the twelve month period ended September 30, 2020 and REP’s fiscal quarter ended December 31, 2020 and TGC’s results of operations for the three month period ended December 31, 2020 and give effect to these transactions and related adjustments as if they had occurred on October 1, 2019.

TGC’s results of operations for the twelve month period ended September 30, 2020 were derived from TGC’s unaudited consolidated statement of operations for the nine months ended September 30, 2020 combined with the three month period ended December 31, 2019. The three month period was obtained by using TGC’s audited consolidated statement of operations for the year ended December 31, 2019 as adjusted to remove TGC’s unaudited consolidated statement of operations for the nine months ended September 30, 2019. TGC’s result of operations for the three month period ended December 31, 2020 were derived by taking the difference between TGC’s annual audited consolidated statement of operations for the year ended December 31, 2020 and TGC’s unaudited consolidated statement of operations for the nine months ended September 30, 2020.

The pro forma financial statements have been prepared using the acquisition method of accounting under U.S. generally accepted accounting principles with TGC being the legal acquirer and REP as the accounting acquirer. From an accounting perspective, reverse acquisition principles apply, and therefore, the financial statements of the combined entity represent a continuation of the financial statements of REP. As such, the historical cost bases of assets and liabilities of REP are maintained in the financial statements of the merged company and the assets and liabilities of TGC are accounted for at fair value under the acquisition method of accounting. The unaudited pro forma condensed consolidated and combined balance sheet reflects the allocation of (1) the fair value of the consideration transferred and (2) the fair value of the underlying assets acquired and liabilities assumed of TGC based upon their estimated fair values.

In addition to the merger, the unaudited pro forma financial statements give effect to the following related adjustments:
•	adjustments to conform the classification of certain assets and liabilities in TGC’s historical balance sheets to REP’s classification of similar assets and liabilities;
•	adjustments to conform the equity in TGC’s and REP’s historical balance sheet to the equity structure of the merged entity according to the merger details ; and
•	adjustments to conform the classification of revenues and expenses in TGC’s historical statements of operations to REP’s classification of similar revenues and expenses.

The historical financial statements of REP and TGC have been adjusted to give pro forma effect to events that are (i) directly attributable to the merger and related transactions, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed consolidated and combined statement of operations, expected to have a continuing impact on the combined company’s results. Accordingly, the unaudited pro forma condensed  consolidated and combined statements of operations exclude the impact of nonrecurring expenses REP and TGC expect to incur as a result of the acquisition and related financings, which are primarily non-capitalizable transaction costs.

These transaction costs are reflected on the condensed consolidated and combined balance sheet based on the cost being directly attributable and factually supportable. However, such expenses are not reflected on the pro forma condensed consolidated and combined statements of operations because they would not be expenses that the combined entity would expect to incur on an ongoing basis.

The unaudited pro forma condensed consolidated and combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed consolidated and combined financial statements, REP’s historical audited financial statements for the year ended September 30, 2020, REP’s historical unaudited condensed consolidated financial statements as of and for the three month period ended December 31, 2020, TGC’s historical audited financial statements as of and for the year ended December 31, 2020, and TGC’s historical unaudited condensed consolidated financial statements as of and for the nine month period ended September 30, 2020.

The unaudited pro forma condensed consolidated and combined financial information is for informational purposes only and is not intended to represent or to be indicative of the combined results of operations or financial position that the pro forma condensed consolidated and combined company would have reported had the merger and related transactions been completed as of the dates set forth in this unaudited pro forma condensed consolidated and combined financial information and should not be taken as indicative of the combined company’s results of operations or financial position. A final determination of the fair value of TGCs’ assets and liabilities will be based on the actual assets and liabilities of TGC that exist as of the closing date of the merger. In addition, the value of the consideration upon the consummation of the merger was determined based on the closing price of TGC’s common stock on the closing date of the merger. REP estimated the fair value of TGC’s assets and liabilities based on discussions with TGC’s management, preliminary valuation studies, due diligence and information presented in TGC’s SEC filings. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the unaudited pro forma balance sheet and/or statements of operations. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein. The actual results may differ significantly from those reflected in the unaudited pro forma condensed consolidated and combined financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma condensed consolidated and combined financial information and actual results. The final purchase price allocation will be presented in REP’s future financial statements and is subject to a measurement period not to exceed one year from the closing of the transaction.

The unaudited pro forma condensed consolidated and combined financial statements, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, do not reflect the benefits of expected cost savings (or associated costs to achieve such savings), opportunities to earn additional revenue or other factors that may result as a consequence of the merger and, accordingly, do not attempt to predict or suggest future results. Specifically, the unaudited pro forma condensed consolidated and combined statements of operations exclude projected synergies expected to be achieved as a result of the merger, nor do they include any associated costs that may be required to be incurred to achieve the identified synergies. The unaudited pro forma condensed consolidated and combined statements of operations also exclude the effects of costs associated with any restructuring, integration activities or asset dispositions resulting from the merger and to the extent they occur, are expected to be non-recurring and will not have been incurred at the closing date of the merger. However, such costs could affect the combined company following the merger in the period the costs are incurred or recorded. Further, the unaudited pro forma condensed consolidated and combined financial statements do not reflect the effect of any regulatory actions that may impact the results of the combined company following the merger.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEET
As of December 31, 2020
(In thousands)

	REP Historical	TGC Historical	Reclassification Adjustments		Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$1,877	$1,561	$-		$-		$3,438
Accounts receivable	10,526	294	-		-		10,820
Accounts receivable - related parties	313	-	-		-		313
Inventory	-	361	-		-		361
Current derivative assets	6,081	-	-		-		6,081
Prepaid expenses and other current assets	1,807	112	-		-		1,919
Total current assets	20,604	2,328	-		-		22,932

Non-current assets:
Loan fees, net	-	2	-		-		2
Right of use asset	604	42	-		-		646
Oil and gas properties, net (full cost, accounting method)	-	2,897	(2,897)	(a)	-		-
Oil and natural gas properties, net (successful efforts)	313,232	-	2,897	(a)	1,702	(b)	317,831
Other property and equipment, net	2,041	102	-		-		2,143
Goodwill	-	-	-		21,421	(h)	21,421
Other non-current assets	2,034	-	-		-		2,034
Total non-current assets	317,911	3,043	-		23,123		344,077

Total assets	$338,515	$5,371	$-		$23,123		$367,009

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	1,357	218	-		-		1,575
Accrued liabilities	11,073	202	-		2,500	(i)	13,775
Revenue payable	4,527	-	-		-		4,527
Current lease liabilities	399	103	-		-		502
Current maturities of long-term debt	-	-	-				-
Asset retirement obligation - current	-	78	-		1,128	(c)	1,206
Advances from joint interest owners	252	-	-		-		252
Advances from related parties	570	-					570
Current derivative liabilities	272	-	-		-		272
Total current liabilities	18,450	601	-		3,628		22,679

Non-Current Liabilities:
Non-current lease liability	212	16	-		-		228
Asset retirement obligations	2,212	2,039	-		(1,680)	(c)	2,571
Long-term debt, less current maturities	-	-	-		-		-
Revolving credit facility	97,500	-	-		-		97,500
Deferred tax liabilities - state	1,444	-	-		-		1,444
Deferred tax liabilities - federal	-	-			42,835	(d)	42,835
Other non-current liabilities	160	-	-		-		160
Non-current derivative liabilities	2,970						2,970
Total Non-Current Liabilities	104,498	2,055	-		41,155		147,708

Total liabilities	122,948	2,656	-		44,783		170,387

Series A preferred units	61,196	-	-		(61,196)	(e)	-

Members’ equity:	154,371	-	-		(154,371)	(e)	-

Stockholders’ equity
Preferred stock, 25,000,000 shares authorized: Series A Preferred stock, $0.0001 par value, 10,000 shares designated; 0 shares issued and outstanding	-	-	-		-		-
Common stock, $0.001 par value, authorized 100,000,000 shares; 17,817,304 shares issued and outstanding	-	1	-		17	(e)	18

Additional paid-in capital	-	58,318	-		183,621	(e) (f) (h)	241,939

Accumulated deficit	-	(55,604)	-		10,269	(d) (g) (i)	(45,335)

Total stockholders’ equity	-	2,715	-		193,907		196,622

Total liabilities and stockholders’ equity	$338,515	$5,371	$-		$23,123		$367,009

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTH PERIOD ENDED December 31, 2020 (1)
(In thousands, except per unit amounts)

	REP Historical	TGC Historical	Reclassification Adjustments		Pro Forma Adjustments		Pro Forma Combined
Revenues:
Oil and natural gas sales, net	$22,414	$-	$746	(j)	$-		$23,160
Oil and gas properties	-	746	(746)	(j)	-		-
Contract services - related parties	600	-	-		-		600
Total revenues	23,014	746	-		-		23,760
Costs and expenses
Lease operating expenses	4,796	-	699	(k)	-		5,495
Production costs and taxes	1,061	705	(699)	(k)	-		1,067
Exploration costs	424	-	-		-		424
Depletion, depreciation, amortization and accretion	5,990	183	-		(18)	(m)	6,155
General and administrative	2,445	863	(3)	(l)	-		3,305
Unit-based compensation expense	413	-	3	(l)	-		416
Costs of contract services - related party	148	-	-		-		148
Transaction costs	1,049	-	-		-		1,049
Impairment costs	-	920	-		(920)	(n)	-
Total costs and expenses	16,326	2,671	-		(938)		18,059

Income/ (Loss) from operations	6,688	(1,925)	-		938		5,701

Other Income (Expense):
Interest expense	(1,235)	(2)	-		-		(1,237)
Gain on sale of assets	-	7	-		-		7
Loss on derivatives	(13,909)	-	-		-		(13,909)
Other income	-	166	-		-		166
Total other income (loss)	(15,144)	171	-		-		(14,973)

Net Income (Loss) Before Income Taxes	(8,456)	(1,754)	-		938		(9,272)

Income tax benefit	515	-	-		1,616	(o)	2,131
Net income (loss)	(7,941)	(1,754)	-		2,554		(7,141)

Dividends on preferred units	(917)	-	-		917	(p)	-
Net income (loss) attributable to common units	(8,858)	(1,754)	-		3,471		(7,141)
Earnings per unit/share:
Basic	$(5.79)	$(1.97)	-		-		$(0.40)
Diluted	$(5.79)	$(1.97)	-		-		$(0.40)
Weighted average common shares/units outstanding:
Basic	1,530,000	890,365	-		-		17,817,303
Diluted	1,530,000	890,365	-		16,926,938	(q)	17,817,303

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2020 (2)
(In thousands, except per unit amounts)

	REP Historical	TGC Historical	Reclassification Adjustments		Pro Forma Adjustments		Pro Forma Combined
Revenues:
Oil and natural gas sales, net	$73,133	$-	$3,426	(r)	$-		$76,559
Oil and gas properties	-	3,426	(3,426)	(r)	-		-
Contract services - related parties	3,800	-	-		-		3,800
Total revenues	76,933	3,426	-		-		80,359
Costs and expenses
Lease operating expenses	20,997	-	3,165	(s)	-		24,162
Production costs and taxes	3,526	3,193	(3,165)	(s)	-		3,554
Exploration costs	9,923	-	-		10	(u)	9,933
Depletion, depreciation, amortization and accretion	21,479	611	-		(55)	(v)	22,035
General and administrative	10,826	1,713	(14)	(t)	-		12,525
Unit-based compensation expense	963	-	14	(t)	-		977
Costs of contract services - related party	503	-	-		-		503
Transaction costs	1,431	-	-		-		1,431
Total costs and expenses	69,648	5,517	-		(45)		75,120

Income/ (Loss) from operations	7,285	(2,091)	-		45		5,239

Other Income (Expense):
Interest expense	(5,299)	(8)	-		-		(5,307)
Gain on sale of assets	-	10	-		-		10
Gain on derivatives, net	33,876	-	-		-		33,876
Total other income (loss)	28,577	2	-		-		28,579

Net Income (Loss) Before Income Taxes	35,862	(2,089)	-		45		33,818

Income tax expense	(718)	28	-		(6,936)	(w)	(7,626)
Net income (loss)	35,144	(2,061)	-		(6,891)		26,192

Dividends on preferred units	(3,535)	-	-		3,535	(p)	-
Net income (loss) attributable to common units	31,609	(2,061)	-		(3,356)		26,192
Earnings per unit/share:
Basic	$20.67	$(2.32)	-		-		$1.50
Diluted	$17.24	$(2.32)	-		-		$1.50
Weighted average common shares/units outstanding:
Basic	1,528,555	889,134	-		-		17,498,233
Diluted	2,037,952	889,134	-		16,609,100	(q)	17,498,233

(1)
TGC’s historical statements of operations were adjusted to only include the three months ended December 31, 2020. The data in the unaudited pro forma statement of operations includes the financials for the period October 1, 2020 through December 31, 2020. The historical data in the above table will not be comparative to the financials previously filed. The table below includes a reconciliation of TGC’s historical statement of operations for the year ended December 31, 2020 and the nine month period ended September 30, 2020 to the three month period ended December 31, 2020.

	Unaudited Reconciliation of TGC’s historical statement of operations for the three month period from October 1, 2020 through December 31, 2020
	For the Year Ended	For the Nine Months Ended	For the Three Month Period
	December 31 2020	September 30 2020 (Unaudited)	October 1, 2020 - December 31, 2020 (Unaudited)
	(In Thousands)
Revenues
Oil and gas properties	$3,038	$2,292	$746
Total revenues	3,038	2,292	746

Cost and expenses
Production costs and taxes	3,104	2,399	705
Depreciation, depletion, and amortization	644	461	183
General and administrative	2,187	1,324	863
Impairment costs	920	-	920
Total cost and expenses	6,855	4,184	2,671

Net loss from operations	(3,817)	(1,892)	(1,925)

Other income (expense)
Interest expense	(8)	(6)	(2)
Gain on sale of assets	11	4	7
Other income	166	-	166
Total other income (expense)	169	(2)	171

Net loss from operations before income tax	(3,648)	(1,894)	(1,754)

Deferred income tax benefit	-	-	-
Net loss	(3,648)	(1,894)	(1,754)

(2)
TGC’s historical statements of operations were adjusted to only include the twelve months ended September 30, 2020. The data in the unaudited pro forma statement of operations includes the financials for the period October 1, 2019 through September 30, 2020. The historical data in the above table will not be comparative to the financials included in other sections of this filling. The table below includes a reconciliation of TGC’s historical statement of operations for the nine month period ended September 30, 2020 to the twelve month period ended September 30, 2020.

	Unaudited Reconciliation of TGC’s historical statement of operations for the tweleve month period from October 1, 2019 through September 30, 2020
	For the Nine Months Ended	For the Three Months Ended	For the Twelve Month Period
	September 30 2020	December 31 2019 (Unaudited)	October 1, 2019 - September 30, 2020 (Unaudited)
	(In Thousands)
Revenues
Oil and gas properties	$2,292	$1,134	$3,426
Total revenues	2,292	1,134	3,426

Cost and expenses
Production costs and taxes	2,399	794	3,193
Depreciation, depletion, and amortization	461	150	611
General and administrative	1,324	389	1,713
Total cost and expenses	4,184	1,333	5,517

Net loss from operations	(1,892)	(199)	(2,091)

Other income (expense)
Interest expense	(6)	(2)	(8)
Gain on sale of assets and other income	4	6	10
Total other income (expense)	(2)	4	2

Net loss from operations before income tax	(1,894)	(195)	(2,089)

Deferred income tax benefit	-	28	28
Net loss	(1,894)	(167)	(2,061)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

On October 21, 2020, Tengasco, Inc. (“TGC”) and Riley Exploration – Permian LLC (“REP”) entered into the merger agreement pursuant to which Merger Sub merged with and into REP, with REP surviving the merger as a wholly owned subsidiary of TGC. The transaction closed on February 26, 2021.

In connection with the merger, and subject to the terms and conditions set forth in the merger agreement, each outstanding REP common unit (with certain exceptions described in the proxy statement/prospectus) converted into the right to receive 97.796467 shares of TGC’s common stock. The unaudited pro forma condensed consolidated and combined financial information has been derived from the historical consolidated financial statements of REP and TGC. Certain TGC’s historical amounts have been reclassified to conform to REP’s financial statement presentation and accounting methods.

The unaudited pro forma condensed consolidated and combined balance sheet as of December 31, 2020 gives effect to the merger and related transactions as if they had been completed on December 31, 2020. The unaudited pro forma condensed consolidated and combined statement of operations for the year ended September 30, 2020 and the three month period ended December 31, 2020 gives effect to the merger as if the merger had been completed on October 1, 2019

The unaudited pro forma condensed consolidated and combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that TGC and REP believe are reasonable; however, actual results may differ from those reflected in these unaudited pro forma condensed consolidated and combined financial statements. In REP’s and TGC’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The unaudited pro forma condensed consolidated and combined financial statements do not purport to represent what the combined company’s financial position or results of operations would have been if the merger and related transactions had actually occurred on the dates indicated above, nor are they indicative of the combined company’s future financial position or results of operations. The unaudited pro forma condensed consolidated and combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes thereto of each of REP and TGC for the periods presented.

In accordance with the merger agreement, TGC issued approximately 203 million shares of TGC common stock to Riley members at the closing of the transaction. On February 26, 2021, the Company effected a 1 for 12 reverse stock split.  Immediately following the closing of the transaction, the current members of REP owned 95% of TGC and the current TGC stockholders owned the remaining 5%.

Note 2. Unaudited Pro Forma Condensed Consolidated and Combined Balance Sheet

The merger will be accounted for using the acquisition method of accounting for business combinations. The allocation of the preliminary estimated purchase price is based upon REP’s and TGC’s estimates of, and assumptions related to, the fair value of assets to be acquired and liabilities to be assumed as of December 31, 2020 using currently available information. Due to the fact that the unaudited pro forma condensed consolidated and combined financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations of the combined companies may be materially different from the pro forma amounts included herein. The combined company expects to finalize the purchase price allocation as soon as practicable.

The preliminary purchase price allocation is subject to change due to several factors, including, but not limited to:

•
changes in the estimated fair value of TGC’s assets acquired and liabilities assumed as of the effective time of the merger, which could result from the finalization of valuation procedures and the related assumptions, including interest rates and other factors; and

•	the tax bases of TGC’s assets and liabilities as of the closing date of the merger

In a reverse acquisition, the legal acquirer (accounting acquiree) and not the accounting acquirer (legal acquiree) issues consideration in the transaction. Following the acquisition method of accounting and guidance under ASC  805 and ASC 820 and review of the criteria of input priority and data availability in determining which approaches or methodologies reflect the most readily available fair value, it was determined that the value indication from the subject company transaction method (i.e. TGC stock price) was most appropriate given its reliability with sufficient trade volume. As a result, the consideration transferred is measured by using the February 26, 2021 closing price of TGC common stock price multiplied by the number of shares expected to be owned by TGC shareholders in the newly combined entity. Under acquisition method of accounting this is calculated as follows (in thousands):

Share Price of TGC at February 26, 2021	$29.64
Shares Outstanding	890
Total Consideration	$26,390

The consideration to be transferred and the fair value of assets acquired and liabilities assumed based on the December 31, 2020 historical financial statements of TGC, was calculated as follows:

Preliminary Purchase Price Allocation

(In thousands)
Consideration:
Fair value of TGC common stock	$26,390
Total consideration	$26,390
Fair value of assets acquired:
Cash and cash equivalents	$1,561
Accounts receivable	294
Inventory	361
Prepaid expenses and other current assets	112
Oil and Gas Properties	4,599
Other non-current assets, net of lease liabilities	27
Amounts attributable to assets acquired	$6,954
Fair value of liabilities assumed:
Accounts payable - trade	$218
Accrued liabilities	202
Asset retirement obligations - current	1,206
Asset retirement obligations - non-current	359
Amounts attributable to liabilities assumed	$1,985
Total tangible net assets	$4,969
Goodwill	$21,421
Total tangible net assets and goodwill	$26,390

Adjustments to the Unaudited Pro Forma Condensed Consolidated and Combined Balance Sheet as of December 31, 2020

The following reclassifications were made as a result of the transaction to conform to REP’s financial statement presentation:

(a)
Represents a reclassification of approximately $2.897 million from proved and unproved properties under the full cost method of accounting to oil and natural gas properties under the successful efforts method of accounting.

The following pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change:

(b)
Adjustment to reflect a $1.702 million increase in gross historical book basis of oil and natural gas properties of TGC to reflect the estimated fair value of the assets assumed as part of the merger. The estimated fair value of TGC proved oil and gas properties and unproved properties was determined using a combination of income and market approaches. The income approach relied upon a discounted cash flow analysis. Any change to the fair value of consideration would likely have a material effect on the valuation and such adjustments.

(c)
Adjustment to reflect a decrease of $1.680 million in TGC asset retirement obligation – non-current to reflect it at fair value and an increase of $1.128 million in TGC asset retirement obligation – current to reflect the expected costs to be incurred within twelve months.

(d)
Adjustment to reflect the pro forma net deferred tax liability of $42.835 million as of December 31, 2020 arising from temporary differences between the historical cost and tax basis of REP’s assets and liabilities as a result of becoming a taxable entity. The pro forma deferred tax liabilities reflect the rates expected to be in effect when the temporary differences reverse in the future, which is 23%. A charge to establish such net deferred tax liabilities will be recognized in the period when the change in the status occurs but has not been reflected in the pro forma consolidated statement of operations.

(e)
Adjustment to reflect the recapitalization of REP upon closing of the Transaction. REP was issued approximately 203 million shares of TGC Common Stock. REP existing Members’ Equity less the par value of TGC stock was reclassified to Additional Paid-In Capital and adjusted for REP’s reverse stock split there were approximately 17 million shares outstanding.

(f)
Adjustment to reflect an increase of $2.254 million in the net effect of all changes from book value to fair value in connection with the adjustments to TGC assets and liabilities assumed as part of the merger.

(g)	Adjustment to reflect the elimination of TGC’s historical cumulative deficit in connection with the acquisition method of accounting.

(h)
Adjustment to reflect a $21.421 million increase in goodwill and additional paid-in capital in connection with the closing of this transaction. The goodwill may be significantly different than that used for this preliminary allocation.

(i)
Reflects the estimated transaction costs of $2.5 million related to the merger that were incurred after December 31, 2020, including underwriting, banking, legal, accounting fees that are not capitalized as part of this transaction. These costs are not reflected in the historical December 31, 2020 condensed consolidated balance sheets of REP and TGC,  but reflected in the unaudited pro forma unaudited condensed consolidated and combined balance sheet as an increase to accrued liabilities as they will be expensed by REP and TGC as incurred. These amounts and their corresponding tax effects have not been reflected in the unaudited pro forma consolidated and combined statement of operations due to their nonrecurring nature.

Note 3. Unaudited Pro Forma Condensed Consolidated and Combined Statement of Operations

Adjustments to the Unaudited Pro Forma Condensed Consolidated and Combined Statement of Operations for the three month period ended December 31, 2020

The following reclassifications were made as a result of the transaction to conform to REP’s financial statement presentation:

(j)	Reclassification of $0.746 million of TGC’s oil and gas properties revenue to conform to REP’s presentation of oil and natural gas sales, net.

(k)	Reclassification of $0.699 million of TGC’s production costs and taxes to conform with REP’s presentation of lease operating expenses.

(l)	Reclassification to reflect the $0.003 million of general and administrative expense to conform to REP’s presentation of unit-based compensation expense.

The following pro forma adjustments are based on REP’s preliminary estimates and assumptions that are subject to change:

(m)
Adjustment to eliminate TGC’s historical depreciation, depletion and amortization (“DD&A”) of $0.018 million under the full costs basis of accounting to reflect the balance under successful efforts method of accounting.

(n)	Adjustment to eliminate TGC’s ceiling test impairment expense of $0.920 million recognized under the full cost basis of accounting.

(o)
Adjustment to reflect $1.616 million in estimated federal income tax expense associated with the pro forma combined results of operations assuming REP’s earnings had been subject to federal income tax using a federal tax rate of approximately 22.6% based on the estimated US federal income tax rate during the three month period ended December 31, 2020.

(p)	Adjustment to remove the dividend accrued related to the Series A Preferred Units which are assumed to have been converted on October 1, 2019.

(q)
Adjustment to reflect the Pro Forma number of common shares that would have been issued by taking REP’s weighted average diluted common units outstanding for their respective periods multiplied by the share consideration ratio of 97.796467 adjusted for the 1 for 12 reverse stock split effected by the Company on February 26, 2021. The diluted units assume a 1 to 1 conversion of the Series A preferred units into REP’s common units initially and then together all of REP’s common units outstanding are exchanged for TGC’s common shares using the consideration ratio. See Note 4 for further details below.

Adjustments to the Unaudited Pro Forma Condensed Consolidated and Combined Statement of Operations for the year ended September 30, 2020

The following reclassifications were made as a result of the transaction to conform to REP’s financial statement presentation:

(r)	Reclassification of $3.426 million of TGC’s oil and gas properties revenue to conform to REP’s presentation of oil and natural gas sales, net.

(s)	Reclassification of $3.165 million of TGC’s production costs and taxes to conform to REP’s presentation of lease operating expenses.

(t)	Reclassification to reflect the $0.014 million of general and administrative expense to conform to REP’s presentation of unit-based compensation expense.

The following pro forma adjustments are based on REP’s preliminary estimates and assumptions that are subject to change:

(u)	Adjustment to reflect the $0.010 million of exploration expense incurred by TGC for the twelve month period ended September 30, 2020 under the successful efforts method of accounting.

(v)
Adjustment to eliminate TGC’s historical depreciation, depletion and amortization (“DD&A”) of $0.055 million under the full costs basis of accounting to reflect the balance under successful efforts method of accounting.

(w)
Adjustment to reflect $6.936 million in estimated federal income tax expense associated with the pro forma combined results of operations assuming REP’s earnings had been subject to federal income tax using a federal tax rate of approximately 22.6% based on the estimated US federal income tax rate during the year ended September 30, 2020.

Note 4. Earnings Per Share

Pro forma earnings from continuing operations per share for the three month period ended December 31, 2020 and fiscal year ended September 30, 2020 has been calculated based on the estimated weighted average number of common shares outstanding on a pro forma basis, as described below. The pro forma weighted average shares outstanding have been calculated as if the shares to be issued in the merger had been issued and outstanding for the periods presented. Note that the effect of the Company’s reverse stock split and its impacts on the earnings per share are also included within the table below.

	Three Month Period Ended December 31, 2020	Year Ended September 30, 2020
(in thousands, except per share data)
Net income (loss) from continuing operations	$(7,141)	$26,192
REP’s weighted average units	1,530	1,529
REP’s convertible preferred units	512	491
REP’s restricted units	35	19
Total REP’s units converted	2,077	2,038
Weighted average REP shares outstanding - basic and diluted	2,077	2,038
Share consideration ratio	97.796467	97.796467
Post-share consolidation shares	203,123	199,309
1 for 12 reverse stock split	1:12	1:12
Post-share consolidation shares - post reverse stock split	16,927	16,609
Weighted average TGC shares outstanding - basic and diluted	890	889
Adjusted weighted average shares outstanding - basic and diluted	17,817	17,498
Net income (loss) from continuing operations per share:
Basic and diluted	$(0.40)	$1.50

Note 5. Supplemental Pro Forma Oil and Gas Information

The following tables present the estimated pro forma combined net proved developed and undeveloped oil and natural gas reserves as of September 30, 2020 for REP and December 31, 2020 for TGC, along with a summary of changes in the quantities of net remaining proved reserves during the year ended September 30, 2020 for REP and year ended December 31, 2020 for TGC.

	Oil (MBbls)
	REP Historical	TGC Historical	Pro Forma Combined
Proved developed and undeveloped reserves:
As of September 30, 2019 and December 31, 2019	37,159	803	37,962
Extensions, discoveries and other additions	2,265	-	2,265
Revision of previous estiamtes	(206)	(200)	(406)
Production	(2,060)	(86)	(2,146)
As of September 30, 2020 and December 31, 2020	37,158	517	37,675
Proved developed reserves:
As of September 30, 2019 and December 31, 2019	19,198	803	20,001
As of September 30, 2020 and December 31, 2020	19,149	517	19,666
Proved undeveloped reserves:
As of September 30, 2019 and December 31, 2019	17,961	-	17,961
As of September 30, 2020 and December 31, 2020	18,009	-	18,009

	Natural Gas (MMcf)
	REP Historical	TGC Historical	Pro Forma Combined
Proved developed and undeveloped reserves:
As of September 30, 2019 and December 31, 2019	40,991	-	40,991
Extensions, discoveries and other additions	3,030	-	3,030
Revision of previous estiamtes	11,290	-	11,290
Production	(1,628)	-	(1,628)
As of September 30, 2020 and December 31, 2020	53,683	-	53,683
Proved developed reserves:
As of September 30, 2019 and December 31, 2019	23,096	-	23,096
As of September 30, 2020 and December 31, 2020	31,138	-	31,138
Proved undeveloped reserves:
As of September 30, 2019 and December 31, 2019	17,895	-	17,895
As of September 30, 2020 and December 31, 2020	22,545	-	22,545

	NGLs (MBbls)
	REP Historical	TGC Historical	Pro Forma Combined
Proved developed and undeveloped reserves:
As of September 30, 2019 and December 31, 2019	10,812	-	10,812
Extensions, discoveries and other additions	642	-	642
Revision of previous estiamtes	(513)	-	(513)
Production	(260)	-	(260)
As of September 30, 2020 and December 31, 2020	10,681	-	10,681
Proved developed reserves:
As of September 30, 2019 and December 31, 2019	6,045	-	6,045
As of September 30, 2020 and December 31, 2020	5,847	-	5,847
Proved undeveloped reserves:
As of September 30, 2019 and December 31, 2019	4,767	-	4,767
As of September 30, 2020 and December 31, 2020	4,834	-	4,834

	Total Reserves Equivalent (Mboe)
	REP Historical	TGC Historical	Pro Forma Combined
Proved developed and undeveloped reserves:
As of September 30, 2019 and December 31, 2019	54,803	803	55,606
Extensions, discoveries and other additions	3,412	-	3,412
Revision of previous estiamtes	1,163	(200)	963
Production	(2,592)	(86)	(2,678)
As of September 30, 2020 and December 31, 2020	56,786	517	57,303
Proved developed reserves:
As of September 30, 2019 and December 31, 2019	29,092	803	29,895
As of September 30, 2020 and December 31, 2020	30,186	517	30,703
Proved undeveloped reserves:
As of September 30, 2019 and December 31, 2019	25,711	-	25,711
As of September 30, 2020 and December 31, 2020	26,601	-	26,601

Proved oil, natural gas and NGL reserves are the estimated quantities of oil, natural gas and NGLs that geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under economic and operating conditions existing at the time the estimate is made. Proved developed oil, natural gas and NGL reserves are proved reserves that can be expected to be recovered through existing wells and equipment in place and under operating methods being utilized at the time the estimates were made. A variety of methodologies are used to determine our proved reserve estimates. The principal methodologies employed are decline curve analysis, advance production type curve matching, petrophysics/log analysis and analogy. Some combination of these methods is used to determine reserve estimates in substantially all of our fields. The reserve estimates are inherently imprecise and that estimates of new discoveries and undeveloped locations are more imprecise than estimates of established proved producing oil and natural gas properties. Accordingly, these estimates are expected to change as future information becomes available.

The pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves as of September 30, 2020 and December 31, 2020 is as follows:

	Year Ended September 30, 2020 and December 31, 2020
	REP Historical	TGC Historical	Pro Forma Combined
	(In thousands)
Future cash inflows	$1,533,286	$18,036	$1,551,322
Future production costs	(550,427)	(12,664)	(563,091)
Future development costs	(144,912)	(538)	(145,450)
Future income tax expense	(3,167)	-	(3,167)
Future net cash flows for estimated timing of cash flows	834,780	4,834	839,614
10% annual discount for estiamted timing of cash flows	(532,442)	(1,937)	(534,379)
Standardized measure of discounted future net cash flows	$302,338	$2,897	$305,235

The standardized measure of discounted future net cash flows from production of proved reserves was developed as follows: (i) estimates are made of quantities of proved reserves and future periods during which they are expected to be produced based on year-end economic conditions; (ii) estimated future cash flows are compiled by applying the twelve month average of the first of the month prices of crude oil and natural gas relating to the proved reserves to the year-end quantities of those reserves for reserves; (iii) future cash flows are reduced by estimated production costs, costs to develop and produce the proved reserves and abandonment costs, all based on year-end economic conditions, plus overhead incurred; (iv) future income tax expenses are based on year-end statutory tax rates giving effect to the remaining tax basis in the oil and natural gas properties, other deductions, credits and allowances relating to the proved oil and natural gas reserves; and (v) future net cash flows are discounted to present value by applying a discount rate of 10%.

The assumptions used to compute the standardized measure are those prescribed by the FASB and the Securities and Exchange Commission. These assumptions do not necessarily reflect expectations of actual revenues to be derived from those reserves, nor their present value. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations, since these reserve quantity estimates are the basis for the valuation process. Reserve estimates are inherently imprecise and that estimates of new discoveries and undeveloped locations are more imprecise than estimates of established proved producing oil and natural gas properties. The standardized measure of discounted future net cash flows does not purport, nor should it be interpreted, to present the fair value of the oil and natural gas reserves. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, anticipated future changes in prices and costs and a discount factor more representative of the time value of money and the risks inherent in reserve estimates.

The changes in the pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves for the year ended September 30, 2020 and December 31, 2020 are as follows:

	Year Ended September 30, 2020 and December 31, 2020
	REP Historical	TGC Historical	Pro Forma Combined
	(In thousands)
As of September 30, 2019 and December 31, 2019	$442,212	$8,365	$450,577
Sales of crude oil, natural gas and NGLs, net	7,328	(210)	7,118
Net change in prices and production costs	(162,571)	(2,893)	(165,464)
Net change in future development costs	(12,348)	(314)	(12,662)
Extension, discoveries and other additions	17,490	-	17,490
Revisions of previous quantities	(48,611)	(2,353)	(50,964)
Previously estimated development costs incurred	10,448	-	10,448
Net change in income taxes	891	-	891
Accretion of discount	44,627	691	45,318
Other	2,872	(389)	2,483
As of September 30, 2020 and December 31, 2020	$302,338	$2,897	$305,235